Liberty Oilfield Services Inc. Announces Fourth Quarter and Full Year 2021 Financial and Operational Results
February 8, 2022
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today fourth quarter and full year 2021 financial and operational results.
Summary Results and Highlights
•Revenue of $2.5 billion and net loss1 of $187 million, or $1.03 fully diluted loss per share, for the year ended December 31, 2021
•Adjusted EBITDA2 of $121 million for the year ended December 31, 2021
•Revenue of $684 million for the quarter ended December 31, 2021, a 5% increase from the third quarter
•Net loss1 of $57 million, or $0.31 fully diluted loss per share, for the quarter ended December 31, 2021
•Adjusted EBITDA2 of $21 million for the quarter ended December 31, 2021
•Acquisition and integration of OneStim® and PropX to optimize Liberty platform with enhanced technology and scale
•Record revenue, proppant and stages pumped in 2021
•Best safety performance in Company history in 2021
“2021 was a record year for Liberty work performed whether measured by revenues, frac stages or pounds of sand pumped. We also set many operational records during 2021. All of this was achieved in challenging times and executed with our best safety performance in Company history,” commented Chris Wright, Chief Executive Officer.
“In 2021, the focus was the integration of OneStim and its customers into Liberty. We acquired OneStim to strengthen our platform and technology portfolio during a downturn to position us for today’s rising tide and all future cycles. In our eleven-year history we have seen two deep downturns, 2015 to 2016 and the recent Covid-induced downturn, and we have executed transformative transactions during both. Investment decisions at Liberty are always made with a long-term time horizon,” continued Mr. Wright.
Business integrations are always challenging, this time exacerbated by Covid-impacted supply chain and difficult labor challenges. However, the prize was large and our team worked in overdrive to bring nearly 2,000 new team members into Liberty while continuing to deliver superior service performance to all of our customers, both legacy and new. In the fourth quarter, we estimate integration and transition activities negatively impacted adjusted EBITDA by over $20 million. We were simply not willing to sacrifice customer service, employee satisfaction and safety, each of which is critical to long term financial success, even though there was a financial cost to our 2021 financial results. Integration-related costs are still with us today, impacting our bottom-line results. However, January was a significant turning point in moving these cost pressures behind us,” continued Mr. Wright.
Outlook
The transformative work our team accomplished in 2021 positions us well as our industry begins an upcycle driven by rapidly tightening markets for oil & gas. Seven years of subdued global investment in upstream oil and gas production is now colliding with record global demand for natural gas and natural gas liquids today, and likely record global demand for oil later this year. Oil and gas are central to the global economy which is well along the way of recovering from the global pandemic. The severe energy crisis that has wracked Europe over the last several months demonstrates the danger of underinvestment in our industry.
1    Net loss attributable to controlling and non-controlling interests.
2    “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

E&P operators are responding to oil and gas price signals. The public operators are maintaining discipline and will show only modest production growth this year, while the private operators are reacting more robustly to strong commodity prices.
Within the frac market, two years of supply attrition and cannibalization plus constraints from labor shortages, and a secular shift towards next generation frac fleet technologies has led to tightness in the frac space. Liberty has focused on finding the right long-term partnerships for the coming years and has been very disciplined in holding our active frac fleet count steady until returns are strong.
“In the first quarter, we expect high single digit sequential revenue growth and strong improvement in our margins as integration costs start to fade away. We are benefiting from increased pricing in 2022, driven by a pass-through of inflationary costs and higher net service pricing. We expect continued modest rises in frac pricing in subsequent quarters. We also expect margin growth as our new strategic efforts begin to pay dividends in lowering our cost of operations and increasing efficiency,” commented Mr. Wright.
“We are excited for the opportunity ahead and are investing to build truly differential competitive advantages in frac fleet technology, digital systems, and logistics optimization bolstered by the PropX acquisition. We expect that our investments today will lead to strong returns in the coming years,” continued Mr. Wright.
2021 Full Year Results
For the year ended December 31, 2021, revenue increased 156% to $2.5 billion compared to $966 million in 2020.
Net loss before incomes taxes totaled $178 million for the year ended December 31, 2021 compared to $192 million for the year ended December 31, 2020. Net loss before income taxes for the year ended December 31, 2021 included non-recurring transaction, severance and other costs of $15.1 million compared to $21.1 million for the year ended December 31, 2020.
Net loss1 (after taxes) totaled $187 million for the year ended December 31, 2021 compared to net loss1 of $161 million for the year ended December 31, 2020.
Fully diluted loss per share was $1.03 for the year ended December 31, 2021 compared to a loss of $1.36 per share for the year ended December 31, 2020.
Fourth Quarter Results
For the fourth quarter of 2021, revenue increased 5% to $684 million from $654 million in the third quarter of 2021.
Net loss before income taxes totaled $57 million for the fourth quarter of 2021 compared to net loss before income taxes of $39 million for the third quarter of 2021. Net loss before income taxes for the fourth quarter of 2021 included non-recurring transaction, severance and other costs of $3.0 million compared to $1.6 million in the third quarter of 2021.
Net loss1 (after taxes) totaled $57 million for the fourth quarter of 2021 compared to net loss1 of $39 million in the third quarter of 2021.
Adjusted EBITDA2 decreased to $21 million from $32 million in the third quarter.
Fully diluted loss per share was $0.31 for the fourth quarter of 2021, a decrease from $0.22 for the third quarter of 2021.
Balance Sheet and Liquidity
As of December 31, 2021, Liberty had cash on hand of $20 million and total debt of $122 million, including $18 million drawn on the ABL credit facility, net of deferred financing costs and original issue discount. The term loan requires only a 1% annual amortization of principal, paid quarterly. Total liquidity, including availability under the credit facility, was $269 million.

Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, February 9, 2022. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join the Liberty Oilfield Services call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 6679552. The replay will be available until February 16, 2022.
About Liberty
Liberty is a leading North American oilfield services firm that offers one of the most innovative suites of completion services and technologies to onshore oil and natural gas exploration and production companies. Liberty was founded in 2011 with a relentless focus on developing and delivering next generation technology for the sustainable development of unconventional energy resources in partnership with our customers. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. We define Adjusted EBITDA as EBITDA adjusted to eliminate the effects of items such as non-cash stock based compensation, new fleet or new basin start-up costs, fleet lay-down costs, costs of asset acquisitions, gain or loss on the disposal of assets, bad debt reserves and non-recurring expenses that management does not consider in assessing ongoing performance.
Our board of directors, management, investors, and lenders use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation, depletion and amortization) and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. The outlook presented herein is subject to change by Liberty without notice and Liberty has no obligation to affirm or update such information, except as required by law. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020
Statement of Operations Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$683,735	$653,727	$257,586	$2,470,782	$965,787
Costs of services, excluding depreciation and amortization shown separately	635,352	593,683	236,510	2,249,926	857,981
General and administrative	35,363	32,281	20,114	123,406	84,098
Transaction, severance and other costs	2,965	1,556	9,395	15,138	21,061
Depreciation, depletion and amortization	71,635	65,852	45,826	262,757	180,084
Loss (gain) on disposal of assets	1,855	(79)	109	779	(411)
Total operating expenses	747,170	693,293	311,954	2,652,006	1,142,813
Operating loss	(63,435)	(39,566)	(54,368)	(181,224)	(177,026)
Gain on remeasurement of liability under tax receivable agreement (1)	(10,787)	(4,947)	—	(19,039)	—
Interest expense, net	4,075	4,007	3,646	15,603	14,505
Net loss before taxes	(56,723)	(38,626)	(58,014)	(177,788)	(191,531)
Income tax (benefit) expense	(186)	753	(9,783)	9,216	(30,857)
Net loss	(56,537)	(39,379)	(48,231)	(187,004)	(160,674)
Less: Net loss attributable to non-controlling interests	(948)	(489)	(11,201)	(7,760)	(45,091)
Net loss attributable to Liberty Oilfield Services Inc. stockholders	$(55,589)	$(38,890)	$(37,030)	$(179,244)	$(115,583)
Net loss attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(0.31)	$(0.22)	$(0.41)	$(1.03)	$(1.36)
Diluted	$(0.31)	$(0.22)	$(0.41)	$(1.03)	$(1.36)
Weighted average common shares outstanding:
Basic	181,784	178,311	91,026	174,019	85,242
Diluted (2)	181,784	178,311	91,026	174,019	85,242

Other Financial and Operational Data
Net capital expenditures (3)	$54,069	$53,424	$18,998	$173,388	$100,269
Adjusted EBITDA (4)	$20,626	$32,008	$7,124	$120,892	$57,899

(1)During the second quarter of 2021, the Company entered into a three-year cumulative pre-tax book loss driven primarily by Covid-19 which, applying the interpretive guidance to Accounting Standards Codification Topic 740 - Income Taxes, required the Company to recognize a valuation allowance against certain of the Company’s deferred tax assets. The Company recorded a valuation allowance against certain deferred tax assets, generating additional income tax expense during the year ended December 31, 2021. In connection with the recognition of a valuation allowance, the Company was also required to remeasure the liability under the tax receivable agreement resulting in a gain.
(2)In accordance with U.S. GAAP, diluted weighted average common shares outstanding for the three months ended December 31, and September 30, 2021, and December 31, 2020, exclude weighted average shares of Class B common stock (2,581, 1,860, and 21,970, respectively), restricted shares (0, 0, and 79, respectively) and restricted stock units (4,039, 3,256, and 2,507, respectively) outstanding during the period. For the year ended December 31, 2021, and 2020 diluted weighted average common shares outstanding excludes the weighted average shares of Class B common stock (7,052 and 27,427, respectively), restricted shares (0 and 207, respectively) and restricted stock units (3,589 and 2,460, respectively) outstanding during the period. (share counts presented in 000’s).
(3)Net capital expenditures presented above include investing cash flows from purchase of property and equipment, excluding acquisition, net of proceeds from the sales of assets.
(4)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

Liberty Oilfield Services Inc.
Condensed Consolidated Balance Sheets
(unaudited, amounts in thousands)
	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$19,998	$68,978
Accounts receivable and unbilled revenue	407,454	313,949
Inventories	134,593	118,568
Prepaids and other current assets	68,332	65,638
Total current assets	630,377	567,133
Property and equipment, net	1,199,287	1,120,950
Operating and finance lease right-of-use assets	128,100	114,611
Deferred tax asset	607	5,360
Other assets	82,289	81,888
Total assets	$2,040,660	$1,889,942
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$528,468	$311,721
Current portion of operating and finance lease liabilities	39,772	44,061
Current portion of long-term debt, net of discount	1,007	364
Total current liabilities	569,247	356,146
Long-term debt, net of discount	121,445	105,411
Long-term operating and finance lease liabilities	81,411	61,748
Deferred tax liability	563	—
Payable pursuant to tax receivable agreement	37,555	56,594
Total liabilities	810,221	579,899

Stockholders’ equity:
Common Stock	1,860	1,795
Additional paid in capital	1,367,642	1,125,554
(Accumulated deficit) retained earnings	(155,954)	23,288
Accumulated other comprehensive loss	(306)	—
Total stockholders’ equity	1,213,242	1,150,637
Non-controlling interest	17,197	159,406
Total Equity	1,230,439	1,310,043
Total liabilities and equity	$2,040,660	$1,889,942

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net loss	$(56,537)	$(39,379)	$(48,231)	$(187,004)	$(160,674)
Depreciation, depletion and amortization	71,635	65,852	45,826	262,757	180,084
Interest expense, net	4,075	4,007	3,646	15,603	14,505
Income tax (benefit) expense	(186)	753	(9,783)	9,216	(30,857)
EBITDA	$18,987	$31,233	$(8,542)	$100,572	$3,058
Stock based compensation expense	4,855	4,245	4,245	19,946	17,139
Fleet start-up and lay-down costs	2,751	—	1,718	2,751	12,175
Transaction, severance and other costs	2,965	1,556	9,395	15,138	21,061
Loss (gain) on disposal of assets	1,855	(79)	109	779	(411)
Provision for credit losses	—	—	199	745	4,877
Gain on remeasurement of liability under tax receivable agreement	(10,787)	(4,947)	—	(19,039)	—
Adjusted EBITDA	$20,626	$32,008	$7,124	$120,892	$57,899

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	December 31,
	2021	2020
Net loss	$(187,004)
Add back: Income tax expense	9,216
Pre-tax net loss	$(177,788)
Capital Employed
Total debt, net of discount	$122,452	$105,775
Total equity	1,230,439	1,310,043
Total Capital Employed	$1,352,891	$1,415,818

Average Capital Employed (1)	$1,384,355
Pre-Tax Return on Capital Employed (2)	(13)%

(1)Average Capital Employed is the simple average of Total Capital Employed as of December 31, 2021 and 2020.
(2)Pre-tax Return on Capital Employed is the ratio of pre-tax net loss for the twelve months ended December 31, 2021 to Average Capital Employed.